EXHIBIT 10.1
KBR, INC.
 2006 STOCK AND INCENTIVE PLAN
(As Amended and Restated Effective as of May 12, 2016)
I.            PURPOSE; PRIOR PLAN
The purpose of the KBR, Inc. 2006 Stock and Incentive Plan (the "Plan") is to provide a means whereby KBR, Inc., a Delaware corporation (the "Company"), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby they can acquire stock ownership and receive cash awards, thereby strengthening their concern for the economic welfare of the Company. The Plan is also intended to provide employees with additional incentive opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards to be made to Non-employee Directors in order to enhance the Company's ability to attract and retain highly qualified individuals to serve as Non-employee Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Non-employee Director as provided herein.
The Plan as set forth herein constitutes an amendment and restatement of the Plan as in effect immediately prior to the Effective Date (the "Prior Plan"). The Plan shall supersede and replace in its entirety the Prior Plan; provided, however, that, notwithstanding any provisions herein to the contrary, except for the provisions of Paragraph (a) of Article V, each award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such award under the Prior Plan as in effect immediately prior to the Effective Date.
II.            DEFINITIONS
The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
(a)	"Award" means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Stock Value Equivalent Award.
(b)	"Award Document" means the relevant award agreement or other document containing the terms and conditions of an Award.
(c)	"Beneficial Owners" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
(d)	"Board" means the Board of Directors of the Company.
(e)	"Cause" means any of the following: (i) the Holder's gross negligence or willful misconduct in the performance of the duties and services required of the Holder by the Company; (ii) the Holder's conviction of, or plea other than not guilty to, a misdemeanor involving moral turpitude or a felony; or (iii) a material violation of the Company's Code of Business Conduct.
(f)	"Change of Control Value" means, for the purposes of Paragraph (f) of Article XIII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered for the Common Stock in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered for the Common Stock in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the Fair Market Value per share of Common Stock determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Award. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph (f) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
(g)	"Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
(h)	"Committee" means the Compensation Committee of the Board or such other committee of, and appointed by, the Board.
(i)	"Common Stock" means the Common Stock, par value $0.001 per share, of the Company.
(j)	"Corporate Change" means the occurrence of any one of the following:
(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly by such Person from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities (the "Outstanding Company Voting Securities"); or
(ii)	the individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute a majority of the Directors then serving; provided, however, that for purposes of this Section II.(j)(ii), any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other entity, other than (A) a merger or consolidation which would result in the Outstanding Company Voting Securities immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired by such Person directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company's then outstanding securities; or
(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated the sale, disposition, lease or exchange by the Company of all or substantially all of the Company's assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company's assets to a Person, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such transaction.
Notwithstanding the foregoing, (1) a "Corporate Change" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in a Person which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (2) with respect to an Award that is subject to Section 409A of the Code, a Corporate Change shall not be deemed to have occurred unless such event also constitutes a "change of control event," within the meaning of the applicable Treasury Regulations under Section 409A of the Code.
(k)	"Corporate Change Effective Date" shall mean:
(i)	the first date that the direct or indirect ownership of 20% or more combined voting power of the Company's outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or
(ii)	the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or
(iii)	the date of the merger or consideration that results in a Corporate Change as described in clause (iii) of such definition; or
(iv)	the date of stockholder approval, or the date of the consummation of the sale, disposition, lease or exchange, that results in a Corporate Change as described in clause (iv) of such definition.
(l)	"Director" means an individual serving as a member of the Board.
(m)	"Effective Date" means May 12, 2016, the date on which this amendment and restatement was approved by the stockholders of the Company.
(n)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.
(o)	"Fair Market Value" means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, on such other national securities exchange on which the Common Stock is then listed or quoted) on that date, as reported by such reporting service as approved by the Committee, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not so publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.
(p)	"Good Reason" means any of the following: (i) a material diminution in the Holder's base salary, (ii) a material diminution in the Holder's authority, duties, or responsibilities, or (iii) unless agreed to by the Holder, the relocation of the offices at which the Holder is principally employed to a location more than 50 miles away.
(q)	"Holder" means an employee or Non-employee Director of the Company who has been granted and continues to hold an Award (or a beneficiary thereof).
(r)	"Immediate Family" means, with respect to a particular Holder, the Holder's spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).
(s)	"Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.
(t)	"Involuntary Termination," which means termination of employment for any reason whatsoever, in the sole discretion of the Committee, other than Cause, death or disability (as defined under the Company's long-term disability plan).
(u)	"Minimum Criteria" means a Restriction Period that is not less than three years from the date of grant of a Restricted Stock Award, Restricted Stock Unit Award, Stock Value Equivalent Award, or a Performance Award denominated in Common Stock.
(v)	"Non-employee Director" means a member of the Board who is not an employee of the Company or its Subsidiaries.
(w)	"Option" means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.
(x)	"Option Agreement" means a written or electronic agreement between the Company and a Holder with respect to an Option.
(y)	"Optionee" means a Holder who has been granted an Option.
(z)	"Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.
(aa)	"Performance Award" means an Award granted under Article XI of the Plan.
(bb)	"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(cc)	"Plan" means the KBR, Inc. 2006 Stock and Incentive Plan, as amended from time to time.
(dd)	"Restricted Stock Award" means an Award granted under Article IX of the Plan.
(ee)	"Restricted Stock Award Agreement" means a written or electronic agreement between the Company and a Holder with respect to a Restricted Stock Award.
(ff)	"Restricted Stock Unit" means a bookkeeping entry or unit, that is restricted or subject to forfeiture provisions, evidencing the right to receive one share of Common Stock or its Fair Market Value (as determined by the Committee).
(gg)	"Restricted Stock Unit Award" means an Award granted under Article X of the Plan.
(hh)	"Restricted Stock Unit Award Agreement" means a written or electronic agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.
(ii)	"Restriction Period" means a period of time beginning as of the effective date upon which a Restricted Stock Award, Restricted Stock Unit Award, Stock Value Equivalent Award, or Performance Award is made pursuant to the Plan and ending on the date on which the Award is no longer subject to forfeiture provisions.
(jj)	"Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.
(kk)	"Stock Appreciation Right" means an Award granted under Article VIII of the Plan.
(ll)	"Stock Appreciation Rights Agreement" means a written or electronic agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.
(mm)	"Stock Value Equivalent Award" means an Award granted under Article XII of the Plan.
(nn)	"Subsidiary" means an entity (whether a corporation, partnership, joint venture, limited liability company, or other form of entity) in which the Company or an entity in which the Company owns, directly or indirectly, a greater than 50% equity interest, except that with respect to Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Code.
(oo)	"Successor Holder" shall have the meaning given such term in Paragraph (f) of Article XV.
III.            EFFECTIVE DATE AND DURATION OF THE PLAN
The Plan originally became effective as of November 21, 2006. This amendment and restatement of the Plan was adopted by the Board on March 9, 2016, subject to stockholder approval, and shall become effective as of the Effective Date, the date of the Company's 2016 Annual Meeting, provided it is approved by the stockholders of the Company at such meeting. However, notwithstanding anything in this amendment and restatement to the contrary, if it is so approved, nothing herein shall operate or be construed to adversely affect the rights of any Holder with respect to an outstanding Award granted prior to the Effective Date. If this amendment and restatement of the Plan is not approved at the 2016 Annual Meeting by the stockholders, then this amendment and restatement shall be void ab initio, and the Plan shall continue as in effect without change as if this amendment and restatement had not occurred. Subject to the provisions of Article XIV, the Plan shall remain in effect until all Awards granted under the Plan have either lapsed, been exercised or satisfied; provided, however, no Awards shall be granted under the Plan after the earliest of (i) May 12, 2026, (ii) the date that shares of Common Stock are no longer available for delivery pursuant to Awards under the Plan, or (iii) the date the Board terminates the Plan.
IV.            ADMINISTRATION
(a)	Committee. The Plan shall be administered by the Committee.
(b)	Powers. The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, which Award(s) shall be granted, the number of shares of Common Stock subject to a share-denominated Award and the cash amount of each Award that is not denominated in shares. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. Such terms may include, without limitation, that an Award shall vest in full or in part upon death, disability, or other termination of service of the Participant, or upon a Corporate Change, and, notwithstanding any provision herein to the contrary, such vesting shall not count against the 5% exception set forth in Paragraph (d) of Article V for the exclusion of certain Awards from being subject to the Minimum Criteria. In making the determinations described in this paragraph, the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. In addition, the Committee may make any amendment(s) to an Award, without the consent of the Holder, provided the amendment does not materially adversely affect the Holder's rights under the Award; provided, however, that any amendment(s) may not violate the prohibitions in Article XIV.
(c)	Additional Powers. The Committee shall have such additional powers as are provided to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, and to make all determinations necessary or advisable for administering the Plan and the Awards. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on Plan and Award matters shall be conclusive on all Persons.
(d)	Delegation of Authority. The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to become a covered employee at any time during the period an Award to such employee would be outstanding; (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the grant, type, timing, pricing or amount of an Award to such an officer or other person and (iii) any delegation of the power to grant Awards shall be permitted by applicable law.
(e)	Engagement of an Agent. The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Holders' holdings of Awards under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Holders, (iii) deliver sales proceeds as directed by Holders, and (iv) hold shares of Common Stock owned without restriction by Holders, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Holders at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or Nonemployee Director of the Company, the agent shall have no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.
V.            AWARD LIMITS; AWARDS AND SHARES SUBJECT TO THE PLAN
(a)	Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, in each case from the original effective date of the Plan, shall not exceed 16,400,000 shares, of which no more than 9,900,000 may be issued in the form of Restricted Stock Awards, Restricted Stock Unit Awards, Stock Value Equivalent Awards, or pursuant to Performance Awards denominated in Common Stock. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards that are denominated in Common Stock, Restricted Stock Awards and/or Restricted Stock Unit Awards granted to any Holder in any one calendar year that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, shall not in the aggregate exceed 500,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock together with any Stock Value Equivalent Award granted to any Holder for any one calendar year shall not exceed $12,000,000. Any shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan and the satisfaction of all Awards payable in shares, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan and such Awards. Shares that have been issued under the Plan under any Award will not be returned to the Plan and will not become available for the grant of a new Award under the Plan; provided, however, that if an Award expires without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Awards, or Stock Value Equivalent Awards, is forfeited to, or settled in cash by, the Company, the unpurchased shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased shares) that were subject thereto will become available for the grant of a new Award under the Plan (unless the Plan has terminated). Shares withheld or "netted" from an Award to satisfy the exercise price of the Award or the Company's required tax withholding obligations with respect to such Award shall be deemed to have been issued under the Plan for this purpose. With respect to Stock Appreciation Rights, when a share-settled Stock Appreciation Right is exercised, the gross number of shares subject to the Stock Appreciation Right shall be deemed issued under the Plan for this purpose and shall be counted against the shares available for issue under the Plan as one share for every share subject thereto, regardless of the number of shares used to settle the Stock Appreciation Right upon exercise. Further, the shares available for issue under the Plan shall not be increased by any shares repurchased by the Company in connection with the exercise of an outstanding Option. The aggregate number of shares which may be issued under the Plan and the aggregate number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options shall each be subject to adjustment in the same manner as provided in Article XIII with respect to share-denominated Awards then outstanding. The 500,000-share limit provided above on Awards denominated in shares and intended to qualify as "performance-based compensation" awards under Section 162(m) of the Code (singly or in combinations) to a Holder in any calendar year shall be subject to adjustment in the same manner as provided in Article XIII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.
(b)	Stock Offered. The stock to be offered or delivered pursuant to an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.
(c)	Additional Limitation Applicable to Non-Employee Directors. Notwithstanding any provisions to the contrary in the Plan, in any other incentive compensation plan of the Company or any of its Subsidiaries, or any other compensatory policy or program of the Company applicable to its Non-employee Directors (collectively, the "Director Programs"), the sum of "A" and "B" for any individual, Non-employee Director for any single calendar year beginning on or after January 1, 2016 shall not exceed $1,000,000, where:
"A"	equals the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the Director Programs (other than with respect to compensation described in "B" below) to such director during such calendar year; and
"B"	equals the aggregate cash value of such director's retainer, meeting attendance fees, committee assignment fees, lead director retainer, committee chair and member retainers and other Board fees related to service on the Board or committee(s) of the Board that are initially denominated as a cash amount or any other property other than Common Stock (whether paid currently or on a deferred basis or in cash or other property (including Common Stock)) for such calendar year;
provided, however, that the limitation described in this sentence shall be (x) 150% of the amount set forth above for a Non-employee Director serving as the Chairman of the Board or the Lead Director and for the first calendar year during which an individual becomes a Non-employee Director and (y) determined without regard to grants of awards under the Director Programs and compensation, if any, paid to a Non-employee Director during any period in which such individual was an employee or consultant (other than in the capacity of a Non-employee Director).
(d)	Minimum Criteria. Notwithstanding the provisions of Paragraph (a) of Article IX, Paragraph (a) of Article X, Paragraph (c) of XI, and Paragraph (a) of Article XII, with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Stock Value Equivalent Awards, and Performance Awards denominated in Common Stock of up to an aggregate of 5% of the maximum number of shares of Common Stock that may be issued under the Plan (subject to adjustment as set forth in Article XIII with respect to outstanding share-denominated Awards), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion.
VI.            ELIGIBILITY
Awards made pursuant to the Plan may be granted to individuals who, at the time of grant, are employees of the Company or any Parent Corporation or Subsidiary or are Non-employee Directors. An Award may also be granted to a person who has agreed to become an employee of the Company or any Parent Corporation or Subsidiary within the subsequent three (3) months. Awards made pursuant to the Plan may be granted on more than one occasion to the same person, and may be any type of Award or combination of Awards as the Committee may determine, provided, however, Incentive Stock Options may only be granted to employees as provided in Article VII. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.
VII.            STOCK OPTIONS
(a)	Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee, including, but not limited to, rules pertaining to the termination of an Optionee's service (by retirement, disability, death, or otherwise) prior to the expiration of the Option Period and Performance Measures under Paragraph (c) of Article XI. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option exercise price, in whole or in part, by such methods as may be approved by the Committee, including the "netting" or withholding of shares otherwise deliverable upon the exercise of the Award or the "constructive" delivery by the Holder of a number of shares of Common Stock already-owned by the Holder (plus cash if necessary) having a Fair Market Value equal to such option exercise price. No dividend equivalents may be granted in connection with any Option.
(b)	Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed 10 years.
(c)	Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
(d)	Option Price. The purchase price of the shares of Common Stock subject to each Option shall be determined by the Committee at the time of the grant, but such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.
(e)	Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for equity options and equity appreciation rights held by employees of entities who become employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing entity with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing entity, or the acquisition by the Company or a Subsidiary of the equity of the employing entity with the result that such employing entity becomes a Subsidiary.
(f)	Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who, at the time the Option is granted, is an eligible employee employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company. To the extent that the aggregate Fair Market Value per share of Common Stock with respect to which Incentive Stock Options granted to an eligible employee are exercisable for the first time by the individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as non-qualified options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value per share of the Common Stock and (ii) such Option by its terms is not exercisable after the expiration of five years from its date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or personal representative.

VIII. STOCK APPRECIATION RIGHTS
(a)	Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. No dividend equivalents may be granted in connection with any Stock Appreciation Right.
(b)	Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee at the date of grant, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.
(c)	Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee; provided that, in no case, shall the term of a Stock Appreciation Right exceed 10 years.
(d)	Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.
IX.            RESTRICTED STOCK AWARDS
(a)	Restriction Period to be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award; provided, however, that, except as set forth below and as permitted by Paragraph (d) of Article V, Paragraph (b) of this Article IX or Paragraphs (e) and (f) of Article XIII, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria. Subject to the foregoing and the 5% limit stipulated in Paragraph (d) of Article V, each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Article or by Paragraphs (e) and (f) of Article XIII.
(b)	Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by book entry or a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. Unless the Restricted Stock Award Agreement provides otherwise, the Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a Holder's service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period and Performance Measures under Paragraph (c) of Article XI, as shall be set forth in a Restricted Stock Award Agreement.
(c)	Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.
(d)	Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation or entity that is a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.
X.            RESTRICTED STOCK UNIT AWARDS
(a)	Restriction Period to be Established by the Committee. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award; provided, however, that except as set forth below and as permitted by Paragraph (d) of Article V, Paragraph (b) of this Article X and Paragraphs (e) and (f) of Article XIII, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria. Subject to the foregoing and the 5% limit stipulated in Paragraph (d) of Article V, each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Unit Award shall not be changed except as permitted by Paragraph (b) of this Article or by Paragraphs (e) and (f) of Article XIII.
(b)	Other Terms and Conditions. At the time of a Restricted Stock Unit Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award, including, but not limited to, rules pertaining to the termination of a Holder's service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period and Performance Measures under Paragraph (c) of Article XI, as shall be set forth in a Restricted Stock Unit Award Agreement. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the Restriction Period with respect to a Restricted Stock Unit Award, as determined by the Committee.
(c)	Payment for Restricted Stock Unit. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Unit Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.
(d)	Restricted Stock Units in Substitution for Units or Restricted Stock Granted by Other Employers. Restricted Stock Unit Awards may be granted under the Plan from time to time in substitution for restricted equity units or restricted equity held by employees of unrelated employers who become employees of the Company or any Subsidiary as a result of a merger or consolidation of the employer with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employer, or the acquisition by the Company or a Subsidiary of the equity of such employer with the result that such employer becomes a Subsidiary.
XI.            PERFORMANCE AWARDS
(a)	Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured.
(b)	Performance Awards. Each Performance Award may have a maximum value established by the Committee at the time of such Award.
(c)	Performance Measures. A Performance Award granted under the Plan that is intended to qualify as performance-based compensation under Section 162(m) of the Code shall be awarded contingent upon the achievement of one or more performance measures; provided, however, that a Performance Award that is denominated in Common Stock shall, except as permitted by Paragraph (d) of Article V, have a Restriction Period or period of time required to satisfy any performance objectives or other events applicable to such Award that is not less than the Minimum Criteria. (A Performance Award denominated in Common Stock that provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria. Subject to the foregoing and the 5% limit stipulated in Paragraph (d) of Article V, each Performance Award denominated in Common Stock may have a different Restriction Period, in the discretion of the Committee.) The performance criteria for such Awards shall consist of objective tests based on the following: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital, return on capital, days billed accounts receivable outstanding, days unbilled accounts receivable outstanding, job income sold, net overhead expense, forecast accuracy, safety, and customer satisfaction. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on Company, Subsidiary, business unit, business group, or corporate department performance, or on any combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measures of the selected performance criteria. A "performance" Award that is not intended to qualify as performance-based compensation under Section 162(m) of the Code may be based on the achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine in its discretion.
(d)	Payment. Following the end of the performance period, the Holder of a "performance" Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the "performance" Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee, and (iii) to the extent such Award is denominated in shares of Company Stock and is to be paid in cash, shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Award Document.
(e)	Termination of Service. The Award Document shall provide the effect of termination of service during the performance period on a Holder's Performance Award.
XII.            STOCK VALUE EQUIVALENT AWARDS
(a)	Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to or based in whole or in part upon (i) the Fair Market Value of shares of Common Stock or (ii) any appreciation in the Fair Market Value of Common Stock over a specified period of time, which rights vest over a Restriction Period as established by the Committee, or upon the satisfaction of any performance objectives or other events applicable to such Award as provided by the Committee; provided, however, that, except as permitted by Paragraph (d) of Article V, such Restriction Period or period of time required to satisfy any performance objectives or other events applicable to such Award shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria. Subject to the foregoing and the 5% limit stipulated in Paragraph (d) of Article V, each Stock Value Equivalent Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Stock Value Equivalent Award shall not be changed except as permitted by Paragraphs (e) and (f) of Article XIII. A Stock Value Equivalent Award may, but is not required to, have a maximum value established by the Committee at the time of such Award.
(b)	Award Period. The Committee shall establish, subject to the limitations of Paragraph (a) of this Article, with respect to and at the time of each Stock Value Equivalent Award, a period over which the Award shall vest with respect to the Holder and the performance and/or other measures applicable to such Award, if any.
(c)	Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee, and (iii) shall be based (to the extent applicable) on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Award Document. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee.
(d)	Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder's Stock Value Equivalent Award.
XIII. RECAPITALIZATION OR REORGANIZATION
(a)	Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee, in its discretion, shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders with respect to such Awards.
(b)	The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(c)	The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but, if, and whenever, prior to the expiration of a share-denominated Award, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.
(d)	If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or payment in settlement of an Award theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Award, in lieu of the number of shares of Common Stock as to which such Award relates, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award (or, if a cash payment would otherwise be payable, an amount determined by reference to the value attributable thereto).
(e)	In the event of a Corporate Change, unless an Award Document, a severance and change in control agreement, or the Committee otherwise provides, if within two years after the Corporate Change Effective Date a Holder is Involuntarily Terminated (or terminates with Good Reason) from employment with the Company or a Subsidiary (or a Non-employee Director's membership on the Board is terminated (and does not become a member of the board of directors of the successor corporation or a parent of the successor corporation)), then (i) all outstanding Awards held by such individual shall become immediately vested and, if applicable, fully exercisable, (ii) any Restriction Periods on such Awards shall immediately lapse, and (iii) all performance measures upon which any such outstanding Award is contingent shall be deemed achieved at the maximum level and the Holder shall receive a payment equal to the maximum amount of the Award he or she would have been otherwise entitled to receive, prorated to the date of termination of employment with the Company or a Subsidiary (or of membership on the Board).
(f)	On, immediately prior to or following any Corporate Change, the Committee may, in its sole discretion, require the mandatory surrender to the Company by all or selected Holders of some or all of their outstanding Awards, in which event the Committee shall thereupon cancel such Awards and cause the Company to pay to each such Holder an amount of cash equal to the excess, if any, of the Change of Control Value of the shares subject to such Award, less the exercise price(s) (if any) of such Awards and, with respect to those Awards not denominated in shares, cash equal to the value of such Award.
(g)	Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.
XIV. AMENDMENT OR TERMINATION OF THE PLAN; REPRICINGS PROHIBITED
The Board, in its discretion, may terminate the Plan at any time or may amend the Plan or any part thereof from time to time; provided that no amendment in the terms of the Plan may be made that would materially impair the rights of the Holder with respect to any Award theretofore granted without the consent of the Holder, and provided, further, that the Board may not, without the approval of the stockholders of the Company, amend the Plan to effect a "material revision" of the Plan, where a "material revision" includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, (d) changes the types of awards available under the Plan, (e) amends or deletes the provisions that prevent the Committee from amending the terms and conditions of an outstanding Option or Stock Appreciation Rights to alter the exercise price, or (f) makes any other amendment prohibited by the applicable rules of the New York Stock Exchange.
In addition, but without reducing the prohibitions in the provisions above, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
XV.            OTHER
(a)	No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a Non-employee Director any right to be granted an Award or any other rights hereunder except as may be evidenced by an Award Document duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.
(b)	No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall:
(i)	confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or
(ii)	interfere in any way with the right of the Company or any Subsidiary to terminate any employee's employment at any time.
(c)	No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue his or her position as a Director of the Company.
(d)	Other Laws; Tax Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering or delivery of the shares covered by or pursuant to such Award has not been registered under the Securities Act of 1933, such other state and federal laws, rules or regulations, and non-U.S. laws, rules, or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld by it and to require any payments from the Holder necessary to enable the Company to satisfy its tax withholding obligations. In its discretion, the Company may withhold (or "net") shares of Common Stock otherwise deliverable to the Holder to satisfy the Company's tax withholding obligations. The Committee, in its discretion, may also provide in an Award Document that the Holder of an Award can direct the Company to withhold (or "net") shares of Common Stock (valued at their Fair Market Value on the date of the withholding of such shares) from the shares under the Award otherwise deliverable to the Holder in satisfaction of the Company's tax withholding obligations with respect to the vesting or payment of such Award, subject to such restrictions as the Committee deems appropriate.
(e)	No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
(f)	Restrictions on Transfer. Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Holder other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Holder only by such Holder, the Holder's guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. Upon a Holder's death, the Holder's personal representative or other person entitled to succeed to the rights of the Holder (the "Successor Holder") may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XIII and XIV hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.
(g)	Dodd-Frank Act Compliance. Notwithstanding anything in the Plan or any Award Document to the contrary, if the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Act") (or any similar federal or state law) requires the Company to recoup any "erroneously awarded incentive compensation" that it has delivered or paid to a Holder pursuant to an Award, as a condition to the receipt of that Award, the Holder or former Holder, as the case may be, hereby agrees to promptly repay to the Company such amount as required by the Act upon the Company's written request therefor, even if the former Holder has terminated employment with the Company and its Subsidiaries. The Company may take such actions as it deems necessary or appropriate to comply with the Act. This provision shall be deemed incorporated by reference into and made a part of each Award Document and shall survive any termination of such Award.
(h)	Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.
(i)	Foreign Awardees. The Committee may, without amending the Plan, grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.
(j)	Compliance with Section 409A. Notwithstanding anything in this Plan to the contrary, if any provision of the Plan or any Award Document would result in the imposition of the additional tax under Section 409A of the Code ("Section 409A"), that Plan or Award provision may be reformed, to the extent permitted by Section 409A, to avoid imposition of the additional tax and no action taken by the Company to have the Award comply with Section 409A shall be deemed to materially adversely affect the Holder's rights with respect to the Award. Further, if any payment or benefit provided for under an Award would be subject to additional taxes and interest under Section 409A if the Holder's receipt of such payment or benefit is not delayed in accordance with the requirements of Section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be provided to the Holder (or the Holder's estate, if applicable) until the earlier of (i) the date of the Holder's death or (ii) the date that is six months after the date of the Holder's separation from service with the Company.